COLLABORATION AGREEMENT

THIS AGREEMENT made the 11th day of October, 2006

BETWEEN:

CLEAN POWER TECHNOLOGIES INC., a company duly incorporated pursuant to the laws of the State of Nevada and having an office at 436 - 35 Avenue NW, Calgary, Alberta, Canada T2K 0C1

(“CPTI”)

AND:

MITSUI BABCOCK LIMITED, a company duly registered pursuant to the laws of England and Wales and having its registered head office at 11, The Boulevard, Crawley, West Sussex RH10 1UX, United Kingdom

(“Mitsui Babcock”)

WHEREAS:

A.

CPTI is a public company quoted on the NASD OTC Bulletin Board in the United States of America and is trading under the symbol “CPWE”;

B.

CPTI is involved in the research and development of gas (petrol) and steam and diesel/steam hybrid fuel technologies (the “Hybrid Technologies”);

C.

Mitsui Babcock is a multi-specialist energy services company operating in the thermal power, nuclear, petrochemical, oil and gas and pharmaceutical industries and is a leading international steam generation OEM and supplier of clean and efficient coal powered technology; and

D.

CPTI seeks the participation and collaboration of Mitsui Babcock and Mitsui Babcock wishes to participate and collaborate with CPTI to develop steam accumulator technology (the “Accumulator Technology”) for use in CPTI’s Hybrid Technologies;

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:

1.

DEFINITIONS

(a)

“Accumulator Technology” has the meaning set out in Recital D of this Agreement;

(b)

“Affiliate” of any of the parties hereto means any corporation or entity which is directly or indirectly controlled by the principal of that party or the family member of the principal of that party, or any corporation or entity which is controlled by such family member or combination thereof, whether such control be direct or indirect;

(c)

“Agreement” means this agreement and all schedules hereto;

(d)

“Business Day” means a day other than a Saturday, Sunday or a civic or statutory holiday in Calgary, Alberta, Canada;

(e)

“Collaboration Program” means any and all research programs and associated activities contemplated by CPTI and Mitsui Babcock during the term of this Agreement, which program and activities shall, from time to time, be attached to this Agreement as Schedule “B”;

(f)

“control” includes: (i) the right to exercise a majority of the votes which may be cast at a general meeting of a corporation; and (ii) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or other persons who have the right to manage or supervise the management of the affairs and business of the corporation;

(g)

“CPTI Shares” means shares of common stock in the capital of CPTI;

(h)

“Development Costs” means the costs incurred by Mitsui Babcock in relation to the Collaboration Program for the development of the Accumulator Technology;

(i)

“Hybrid Technologies” has the meaning set out in Recital B of this Agreement;

(j)

“ICC Rules” has the meaning set out in Section 9.1(d) of this Agreement;

(k)

“including” means including without limitation or prejudice to the generality of any preceding description, definition, term or phrase;

(l)

“Intellectual Property” means all technology rights and patents rights, which are patented or patentable and developed and/or designed since November 2005 as set out in the attached Schedule “A” or subsequent to the date hereof under this Agreement, including any improvements, refinements, updates, discoveries or inventions related to the Accumulator Technology developed by Mitsui Babcock in the course of or within the Collaboration Program; and

(m)

“Subscription Agreement” means the subscription agreement substantially in the form attached as Schedule “C” for the subscription of CPTI Shares.

2.

SCHEDULES

2.1

The following are the Schedules attached to and incorporated in this Agreement by reference and deemed to be part hereof:

(a)

Schedule A – Intellectual Property;

(b)

Schedule B – Collaboration Program; and

(c)

Schedule C – Subscription Agreement.

3.

COLLABORATION

3.1

CPTI and Mitsui Babcock agree that the aim of the Collaboration Program will be the development of an Accumulator Technology and the process and technologies related thereto for use in the Hybrid Technologies.  The program and activities comprising the Collaboration Program shall be attached, and as amended from time to time, to this Agreement as Schedule “B”;

3.2

Mitsui Babcock will provide all that is necessary or as reasonably requested by CPTI, including scientists, engineers, experts and other personnel, facilities, equipment and materials, under the Collaboration Program to develop the Accumulator Technology with CPTI for use in CPTI’s Hybrid Technologies.

3.3

Mitsui Babcock will fund up to US$400,000 (or, for information purposes, approximately £200,000) towards the Development Costs of the Accumulator Technology under the Collaboration Program and as consideration CPTI will issue to Mitsui Babcock 4,000,000 CPTI Shares.  CPTI will issue to Mitsui Babcock the 4,000,000 CPTI Shares within five Business Days after Mitsui Babcock delivers to CPTI a duly executed Subscription Agreement substantially in the form attached as Schedule “C”.

3.4

Within eighteen months after the first gas (petrol)/steam vehicle is publicly and formally unveiled by either Mitsui or CPTI, Mitsui may, at its option, seek cash reimbursement from CPTI of all or part of the Development Costs that Mitsui has incurred up to US$400,000 (or, for information purposes, approximately £200,000).  Upon the reimbursement of Mitsui by CPTI of the Development Costs amount sought by Mitsui Babcock, Mitsui Babcock will return 3,000,000 CPTI Shares to CPTI and CPTI will cancel such CPTI Shares.

3.5

If Mitsui Babcock provides funds toward the Development Costs of the Accumulator Technology under the Collaboration Program amounting to US$400,000 or more, Mitsui Babcock will have the option to request from CPTI either: (i) cash reimbursement from CPTI of the excess above US$400,000 or (ii) subject to applicable securities laws, the number of CPTI Shares equal in value to the excess above US$400,000 at a price to be negotiated.

3.6

All technology and Intellectual Property that are developed by Mitsui Babcock in connection with the Collaboration Program or the Accumulator Technology and are patentable and/or patented, or otherwise is or may be protected, will at all times belong and be owed solely to CPTI.  Mitsui Babcock will not use such technology or intellectual property in any way without the prior written approval of CPTI.  Any technology or intellectual property which is not patentable, or otherwise protected, may be used by Mitsui Babcock without the prior written approval of CPTI.

3.7

If CPTI is unable to reimburse Mitsui Babcock in accordance with Sections 3.4 or 3.5 hereof, CPTI will transfer an equal share of the intellectual property developed under this Agreement, the Collaboration Program and the Accumulator Technology, whether patented and/or patentable, to Mitsui Babcock, so that such intellectual property will be jointly owned by CPTI and Mitsui Babcock in equal parts.

3.8

Subject to applicable securities laws, CPTI will issue up to 100,000 CPTI Shares, at the direction of Mitsui Babcock, to key personnel or employees of Mitsui Babcock who have participated in development of the Accumulator Technology.  Mitsui Babcock will cause such key personnel or employees to execute and deliver to CPTI a Subscription Agreement substantially in the form attached as Schedule “C” prior to the issuance of the CPTI Shares to such persons.

3.9

CPTI will cause the appointment of Richard Dennis (or such other person nominated from time to time by Mitsui Babcock) to the Board of Directors of CPTI and the appointment of Alastair Fraser (or such other person nominated from time to time by Mitsui Babcock) to the Advisory Board of CPTI, and cause the maintenance of such appointments, to the best of its ability, for as long as Mitsui Babcock owns 2,000,000 shares in CPTI.  Both Richard Dennis and Alastair Fraser are representatives of Mitsui Babcock.

4.

COOPERATION

4.1

Mitsui Babcock shall keep the Board of Directors of CPTI and CPTI’s wholly-owned subsidiary, Clean Power Technologies Limited, fully informed of the status of the Collaboration Program.  Mitsui Babcock shall cause its scientists, engineers and experts to co-operate in the performance of the Collaboration Program.  Mitsui Babcock shall exchange information and materials as necessary with CPTI to carry out the Collaboration Program.

5.

EXPENSES

5.1

Each of CPTI and Mitsui Babcock will bear their respective costs and expenses (including all of their legal fees and expenses) in connection with this Agreement, the actions contemplated by this Agreement and their participation in the Collaboration Program.

6.

DISCLOSURE OF INVENTION

6.1

Mitsui Babcock shall promptly inform CPTI of all inventions that are conceived, made or developed in the course of carrying out the Collaboration Program by its employees, consultants or other personnel or those of its Affiliates.

7.

FILING OF PATENTS

7.1

CPTI will determine at its sole discretion the patents to be filed on the Accumulator Technology or other technology or intellectual property developed or acquired by Mitsui Babcock under the Collaboration Program or this Agreement.  CPTI will determine at its sole discretion the jurisdiction for such patent filing as it may deem appropriate and beneficial to its overall corporate, business or scientific strategies and it will be solely responsible for the actions (including the defense of interferences and similar proceedings) of patent protection for all intellectual property covered under this Agreement.

8.

TERM AND TERMINATION

8.1

This Agreement shall continue in full force and effect until terminated at the end of 36 calendar months from the date hereto.  Prior to the termination of this Agreement, this Agreement may be extended by mutual agreement for a further period as determined by the parties hereto upon mutually agreed upon terms and conditions.

8.2

The parties may terminate this Agreement as provided below:

(a)

CPTI and Mitsui Babcock may terminate this Agreement by mutual written consent at any time;

(b)

CPTI may terminate this Agreement by giving written notice to Mitsui Babcock at any time in the event Mitsui Babcock has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, CPTI has notified Mitsui Babcock of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; and

(c)

Mitsui Babcock may terminate this Agreement by giving written notice to CPTI at any time in the event CPTI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Mitsui Babcock has notified CPTI of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach.

8.3

Upon termination of the Agreement or if any party terminates this Agreement pursuant to Section 8.2 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the confidentiality provisions contained in Section 10 and the non-competition provisions contained in Section 11 below shall survive termination.

9.

DISPUTE RESOLUTION

9.1

If a dispute arises out of or relates to this Agreement or its breach (the “Matter”), the parties agree to resolve the Matter as follows:

(a)

a party shall submit written notice of the Matter to the other parties and request negotiation;

(b)

the parties shall attempt in good faith to resolve any Matter arising out of or relating to this Agreement promptly by negotiation between representatives which the parties may appoint;

(c)

if the Matter has not been resolved within 60 days of a party’s request for negotiation, either party may request that the Matter be submitted to a sole mediator selected by the parties for mandatory mediation of not more than five days’ duration; and

(d)

if the Matter has not been resolved within 60 days of a party’s request for mediation, either party may request that the Matter be submitted for binding arbitration, to a sole arbitrator in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in effect on the date hereof (the “ICC Rules”), except where such ICC Rules conflict with the provisions and spirit of this Agreement in which event the provisions of this Agreement shall prevail.

9.2

If the parties fail to agree on the appointment of the sole arbitrator within 20 days after one party has served the other party a written notice to concur in the appointment of the single arbitrator nominated by the serving party, the sole arbitrator shall be appointed in accordance with the rules governing the arbitration process in England and Wales.  The arbitrator shall have at least 10 years of experience in corporate commercial or intellectual property law. The arbitrator shall render a final award within 20 days following the completion of evidence and arguments on the Matter.

9.3

The parties shall not be entitled to rely on or introduce as evidence before any arbitral proceedings whether or not such proceedings relate to the Matter that is the subject of the negotiations:

(a)

views expressed or suggestions made by another party in respect of a possible settlement of the Matter;

(b)

admissions or proposals made by another party in the course of negotiations; or

(c)

the fact that the other party had indicated his willingness to accept a proposal for settlement made by another party.

9.4

The mediation or arbitration shall be held in London or Brighton in England.  The parties, their representatives, the mediator and the arbitrator shall hold the existence, content and results of any negotiation, mediation or arbitration in confidence unless disclosure is required by law or regulation, and in such case the parties shall take reasonable precautions to only disclose what is required by law or governmental regulation.

9.5

Any award of the arbitration shall be final and binding on the parties and shall be enforceable in any Court having jurisdiction over the party from whom enforcement is requested.

10.

CONFIDENTIAL INFORMATION

10.1

Each party will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to CPTI or destroy, at the request and option of CPTI, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.  In the event that Mitsui Babcock is requested or required pursuant to oral or written question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Mitsui Babcock will notify CPTI promptly of the request or requirement so that CPTI may seek an appropriate protective order or waive compliance with the provisions of this Section 10.1.  If, in the absence of a protective order or the receipt of a waiver hereunder, Mitsui Babcock is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Mitsui Babcock may disclose the Confidential Information to the tribunal; provided, however, that Mitsui Babcock shall use its reasonable best efforts to obtain, at the reasonable request of CPTI, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as CPTI shall designate.

10.2

No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure).

11.

NON-COMPETITION

11.1

For a period of three years from and after the termination of this Agreement, Mitsui Babcock and its Affiliates will not engage in competition with CPTI in the business of researching, developing, producing, sale, marketing and/or licensing of gas (petrol) and steam and diesel/steam hybrid fuel technologies. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 11.1 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

12.

NOTICES

12.1

Any notice, request, instruction or other document to be given hereunder shall be deemed validly given if in writing, and delivered personally, sent by registered mail or overnight courier, or sent by certified mail, postage prepaid, return receipt requested (in which event it shall be deemed received on the third Business Day following mailing), as follows:

(a)

if to CPTI:

Clean Power Technologies Inc.
436 - 35th Avenue NW
Calgary, Alberta
Canada T2K 0C1

(b)

if to Mitsui Babcock Limited:

Mitsui Babcock Limited
11 The Boulevard
Crawley
West Sussex
RH10 1UX
United Kingdom

13.

MISCELLANEOUS

13.1

This Agreement between CPTI and Mitsui Babcock constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings, writings and discussions between the parties relating to said subject matter.  Only a written instrument executed by the parties may amend this Agreement.

13.2

The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

13.3

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and neither CPTI nor Mitsui Babcock shall assign this Agreement without the prior written consent of the other party, which cannot be unreasonably withheld.

13.4

Any delays in or failure of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God; acts, regulations, or laws of any government; strikes or other considered acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

13.5

If any provision of this Agreement is or becomes invalid, or ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby.  It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

13.6

The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

13.7

Nothing contained in this Agreement shall be deemed to create a partnership between CPTI and Mitsui Babcock.  Neither party shall be liable for the act of the others unless each other parties expressly authorizes such act in writing.

13.8

This Agreement shall not confer any rights or remedies upon any third party other than the parties and their respective successors and permitted assigns.

13.9

This Agreement shall be governed by and construed in accordance with the laws of England and Wales.  Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the Courts of England and Wales.

13.10

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CLEAN POWER TECHNOLOGIES INC.

Per:

/s/ “Abdul Mitha”

Abdul Mitha

President and Chief Executive Officer

MITSUI BABCOCK LIMITED

Per:

/s/ “Alastair Fraser

Alastair Fraser

Head of Strategic Development

Schedule A

INTELLECTUAL PROPERTY

Patented or patentable technology related directly to steam accumulator technologies for use in CPTI’s Hybrid Technologies.

Schedule B

COLLABORATION PROGRAM

Timing Plan

Clean Power Tech
Project Phase
Activity
Month
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22
2006
2007
2008
June July Aug Sept Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May
Ramp up
Specify Control system transducers with Mitsuibabcock
Move into Industrial Unit 26th July 06
Specify initial control system
Build control system for bench testing
Purchase engine for steam try out
Modifications to Mazda engine for steam
Modify mazda engine to work with steam
Test Mazda Engine on steam
Engine timing system development
Build test cell for first duel fuel test in our CESARS facility
Reposition components in vehicle Mazda 1
Package heat recovery components and make mock up in vehicle
MitsuiBabcock Engineering
Manufacture first Accumulator, Evaporator and Economiser purchase drag valves
Test first Acc, Eva and Eco in thermo lab
Test first engine with duel fuel CESARS facility
First Rotary Engine working on steam in test cell
Design of mazda timing valve gear
Engine can bus design
Engineering
Vehicle Package
Build mock-up of accumulator in vehicle
Review current water condensers
Vehicle Engineering
Heat recovery Detail Design
Bill of material
First vehicle complete
Build
Install wankel engine into test cell
Build wankel engine as a steam hybrid
Second vehicle complete
Build Boiler, condenser & heat recovery
Vehicle build Proto 1
Vehicle build Proto 2
Verification
Vehicle shake down
Data acquisition
Critical Tests
Component development
Control system tryout in vehicle
Confirm rotary engine components in test cell
Climatic development
Control system refinement
Project
Develop Business plan, Cash flow projection, Form Company
Design WEB site, purchase WEB names, corporate image.
Vehicle Launch

Schedule C

SUBSCRIPTION AGREEMENT

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

CLEAN POWER TECHNOLOGIES INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:

Clean Power Technologies Inc.
436 – 35 Avenue NW
Calgary, Alberta
Canada T2K 0C1

Purchase of Shares of Common Stock

1.

SUBSCRIPTION

1.1

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Clean Power Technologies Inc. (the “Company”), on the basis of the representations and warranties and subject to the terms and conditions set forth herein, that number of share of common stock in the capital of the Company (the “Shares”) as set out beside the Subscriber’s name on page 9 hereof for services rendered pursuant to the agreement made the __ day of October, 2006 between the Company and Mitsui Babcock Limited (the “Collaboration Agreement”) representing a deemed value of US$________ per share (the “Subscription Price”).

1.2

Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

1.3

All currency amounts set out herein refer to the currency of the United States of America unless otherwise indicated.

2.

DESCRIPTION OF SHARES

2.1

The Shares are being issued pursuant to the Collaboration Agreement.

2.2

The Shares will be subject to statutory hold periods during which these Shares may not be resold.  Subscribers are advised to consult their own legal advisers in connection with any applicable resale restrictions.

3.

PAYMENT

3.1

The Company acknowledges that the Subscription Payment has been paid in services performed by the Subscriber.

3.2

The Subscriber acknowledges and agrees that this Subscription Agreement and any other documents delivered in connection herewith will be held on behalf of the Company.  In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

3.3

The Company is entitled to treat the Subscription Payment as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

4.

DOCUMENTS REQUIRED FROM SUBSCRIBER

4.1

The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

4.2

The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

5.

CLOSING

5.1

Closing of the offering of the Shares (the “Closing”) shall occur on or before ____________________, or on such other date as may be determined by the Company (the “Closing Date”).

6.

ACKNOWLEDGEMENTS OF SUBSCRIBER

6.1

The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case in accordance with applicable securities laws;

(b)

the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

(c)

the decision to execute this Subscription Agreement and acquire the Shares hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company in compliance, or intended compliance, with applicable securities legislation (collectively, the “Public Record”);

(d)

no securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Shares;

(e)

there is no government or other insurance covering any of the Shares;

(f)

there are risks associated with an investment in the Shares, as more fully described in certain information forming part of the Public Record;

(g)

the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration thereof under the 1933 Act and any applicable securities laws or under an exemption from such registration requirements;

(h)

the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(j)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(k)

none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently the Shares are quoted on the over-the-counter market operated by the NASD’s OTC Bulletin Board;

(l)

the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable securities laws;

(m)

the statutory and regulatory basis for the exemption claimed for the offer of Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable securities laws;

(n)

the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)

any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Shares hereunder, and

(ii)

applicable resale restrictions; and

(o)

this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

7.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

7.1

The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)

the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(d)

the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(e)

the Subscriber is not a U.S. Person;

(f)

the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(g)

the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(h)

the Subscriber is acquiring the Shares for investment only and not with a view to engaging in a business involving the resale or distribution of the Shares and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

(i)

the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Shares as principal for the Subscriber’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(j)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(k)

the Subscriber (i) is able to fend for him/her/itself in the Subscription; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(l)

the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(m)

the Subscriber is not aware of any advertisement of any of the Shares; and

(n)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase any of the Shares;

(ii)

that any person will refund the purchase price of any of the Shares;

(iii)

as to the future price or value of any of the Shares; or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.

RESALE RESTRICTIONS

8.1

The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee.  The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so.  The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

9.

ACKNOWLEDGEMENT AND WAIVER

9.1

The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information contained in the Public Record.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10.

LEGENDING

10.1

Subject to applicable securities legislation, the Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period of not more than 18 months and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

10.2

The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10.3

The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.

COSTS

11.1

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

12.

GOVERNING LAW

12.1

This Subscription Agreement is governed by the laws of the State of Nevada, USA.  The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably attorns to the jurisdiction of the courts of the State of Nevada, USA.

13.

SURVIVAL

13.1

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

14.

SEVERABILITY

14.1

The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15.

ENTIRE AGREEMENT

15.1

Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.

NOTICES

16.1

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at 436 – 35 Avenue NW, Calgary, Alberta, Canada T2K 0C1, Attention:  The President.

17.

COUNTERPARTS AND ELECTRONIC MEANS

17.1

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

Number of Shares:

______________

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Clean Power Technologies Inc.

DATED at Calgary, Alberta, Canada, the ____ day of  ______, 200__.

CLEAN POWER TECHNOLOGIES INC.

Per:      ________________________

Authorized Signatory
Abdul A. Mitha

President/CEO